SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 16, 2005

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

                                             Page 1 of 5 pages
Item 8.01.  OTHER EVENTS.

Press Release

      The following is the text of the press release dated August 16, 2005 reporting Transtech Industries, Inc.'s results of operations for the three and six month periods ended June 30, 2005.

           TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
    FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2005

     PISCATAWAY, N.J., August 16, 2005 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the three and six month periods ended June 30, 2005. The Company's subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

     Revenues for the electricity generation segment for the three months ended June 30, 2005 and 2004 were $55,000 and $99,000, respectively. The decline in revenue was due to repairs and maintenance of the electricity generating equipment. Gross revenues of the environmental services segment for the period in 2005 and 2004 were $222,000 and $229,000, respectively. The environmental services provided in both periods were to members of the consolidated group and therefore eliminated in the calculation of net revenues.

     The cost of operations for the three months ended June 30, 2005 and 2004 were $544,000 and $451,000, respectively. The net increase in expenses was primarily due to equipment repair costs and accretion expense associated with the Company's post-closure obligations.

     Other income for the three months ended June 30, 2005 was $2,555,000 versus $36,000 reported for the period in 2004. The income for 2005 includes proceeds from insurance claims of $2,710,000. The receipt of the proceeds was the subject of the Company's press release issued June 12, 2005.

     Income tax expense recognized for the three months ended June 30, 2005, was $647,000 compared to a benefit of $68,000 reported for the period in 2004.

     Net income for the three months ended June 30, 2005 and 2004 was $1,419,000 or $.48 per share versus a net loss of $248,000 or $.08 per share, respectively.

     Revenues for the electricity generation segment for the six months ended June 30, 2005 and 2004 were $151,000 and $162,000, respectively. The decline in revenue was due to the equipment repairs and maintenance. Gross revenues of the environmental services segment for the period in 2005 and 2004 were $429,000 and $474,000, respectively. The environmental services provided in both periods were to members of the consolidated group and therefore eliminated in the calculation of net revenues.

     The cost of operations for the six months ended June 30, 2005 and 2004 were $1,017,000 and $960,000, respectively. The net increase in expenses was again due to equipment repair costs and accretion expense.

     Other income for the six months ended June 30, 2005 was $2,687,000 versus $122,000 reported for the period in 2004. The income for 2005 includes proceeds from insurance claims of $2,710,000.

     Income tax expense recognized for the six months ended June 30, 2005, was $647,000 compared to a benefit of $190,000 reported for the period in 2004.

     Net income for the six months ended June 30, 2005 and 2004 was $1,174,000 or $.39 per share versus a net loss of $486,000 or $.16 per share, respectively.

     The Company continues to face significant potential cash requirements for litigation expenses, as well as ongoing administrative costs, and post-closure costs associated with sites of past operations. Although the Company continues to pursue the sale of property held for sale and claims against non-settling insurance carriers for recoveries of past remediation costs, no assurance can be given that the timing or amount of the proceeds from such sources will be sufficient to meet the cash requirements of the Company.

     This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

     Presented below are the consolidated balance sheet and comparative consolidated statements of operations for the three and six months ended June 30, 2005. Certain modifications have been made to the historic classification of accounts contained in the Company's financial statements. Most significant is the reclassification of escrow funds dedicated to finance the post-closure costs of one of the Company's landfill. The account has been reclassified from a set-off to the post-closure cost liability to the asset portion of the balance sheet. In addition, accretion expense associated with the Company's post-closure obligations has been reclassified from other expense to a cost of operations. The reclassifications do not impact net earnings.

                           TRANSTECH INDUSTRIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               As of June 30, 2005
                                   (In $000's)

                                     Assets
Cash and cash equivalents                             $ 1,429
Marketable securities                                   3,472
Accounts receivable, net of reserves                      319
Refundable income taxes                                 1,111
Restricted escrow accounts                              1,003
Other current assets                                      110
Total current assets                                    7,444
Restricted escrow accounts                              6,962
Other assets                                            1,792
   Total assets                                       $16,198

                      Liabilities and Stockholders' Equity
Total current liabilities                             $ 2,648
Income taxes payable                                    1,243
Accrued closure costs                                   8,969
Other liabilities                                          45
Stockholders' equity                                    3,293
   Total Liabilities and Stockholders' Equity         $16,198

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In $000's, except per share data)

                                           For the Three Months
                                              Ended June 30,
                                          2005              2004
Gross Revenues                          $  277             $ 328
Less: Inter-company                       (222)             (229)
Net Revenues                                55                99
Cost of operations                        (544)             (451)
Other income (expense)(a)                2,555                36
Income (taxes) benefit                    (647)               68
Net income (loss)                       $1,419             $(248)

Income (loss) per common share:
  Net income (loss)                     $  .48             $(.08)
Number of shares used in
  calculation                        2,979,190         2,979,190


                                            For the Six Months
                                              Ended June 30,
                                          2005              2004
Gross Revenues                          $  580             $ 636
Less: Inter-company                       (429)             (474)
Net Revenues                               151               162
Cost of operations                      (1,017)             (960)
Other income (expense)(a)                2,687               122
Income (taxes) benefit                    (647)              190
Net income (loss)                       $1,174             $(486)

Income (loss) per common share:
  Net income (loss)                     $  .39             $(.16)
Number of shares used in
  calculation                        2,979,190         2,979,190


(a) Amount for 2005 includes $2,710,000 of proceeds from insurance claims.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRANSTECH INDUSTRIES, INC.
                              (Registrant)


                              By: /s/ Andrew J. Mayer, Jr.
                                 Andrew J. Mayer, Jr., Vice
                                 President-Finance, Chief
                                 Financial Officer and
                                 Secretary

Dated:  August 16, 2005